UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2008

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Blvd., Savannah, Georgia		31408
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2008, Citi Trends, Inc, (the “Company”) accepted an offer from UBS AG (together with its affiliates, “UBS”), providing the Company with rights related to the auction rate securities currently held by the Company in accounts with UBS (the “Rights”).  The par value of the auction rate securities held in the Company’s accounts at UBS is $44,325,000.

The Rights permit the Company to require UBS to purchase the Company’s auction rate securities at par value, which is defined as the price equal to the liquidation preference of the auction rate securities plus accrued but unpaid dividends or interest, at any time during the period of June 30, 2010 through July 2, 2012. If the Company does not exercise its Rights, the auction rate securities will continue to accrue interest as determined by the auction process. If the Rights are not exercised before July 2, 2012 they will expire and UBS will have no further obligation to buy the Company’s auction rate securities. Under the terms of the Rights, UBS will have the right, in its discretion, to purchase or sell the Company’s auction rate securities at any time until July 2, 2012, without prior notice so long as the Company receives a payment at par value upon any sale or disposition. UBS will only exercise its discretion to purchase or sell the Company’s auction rate securities for the purpose of restructurings, dispositions or other solutions that will provide the Company with par value for its auction rate securities.

As a condition to accepting the offer of Rights, the Company released UBS from all claims except claims for consequential damages relating to its marketing and sales of auction rate securities. The Company also agreed not to serve as a class representative or receive benefits under any class action settlement or investor fund.

In addition, if the Company so requests, prior to June 30, 2010, UBS Bank USA or an affiliate (collectively, “UBS Bank”) will establish a credit line for the Company in an amount up to 75% of the market value of the auction rate securities that the Company pledges as collateral. The Company does not presently intend to avail itself of this credit line.

UBS’ obligations under the Rights are not secured by its assets and do not require UBS to obtain any financing to support its performance obligations under the Rights. UBS has disclaimed any assurance that it will have sufficient financial resources to satisfy its obligations under the Rights.

The foregoing description of the ARS Rights does not purport to be complete and is qualified in its entirety by reference to (i) UBS AG’s filings with the Securities and Exchange Commission relating to the Rights, including without limitation UBS AG’s Registration Statement on Form F-3 as filed with the Commission on October 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: November 12, 2008
	By:	/s/ Bruce D. Smith

		Name:	Bruce D. Smith
		Title:	Chief Financial Officer